N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Wells Fargo Advantage Pennsylvania Tax-Free Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			947,787		0.2210		4,126,230	11.29
Class B			118,484		0.1778		632,122		11.25
Class C			147,742		0.1781		837,622		11.27
Institutional Class	5,931,665	0.2340		23,905,661	11.29